McLean, Virginia - May 22, 2026 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of advanced technology company Booz Allen Hamilton Inc., today announced results for the fourth quarter and full year of fiscal 2026. Strong profitability, disciplined execution, and strategic investments position the company for improved performance in FY27 Demand accelerating across portfolios; expect continued growth in National Security portfolio while external factors drive anticipated Civil business declines Record Q4 backlog of $38 billion and trailing twelve-month book-to-bill ratio of 1.1x Continued focus on driving critical mission impact with advanced cyber and defense technologies, AI-native products, and outcomes-based delivery "In a challenging year, Booz Allen delivered strong profitability while continuing to accelerate our transformation," said Horacio Rozanski, Booz Allen Chairman and CEO. "We enter FY27 with momentum and are well-positioned for the year ahead. We’re investing in proven growth areas and building tech to create long-term value for our shareholders and our nation.” Q4 Summary • Revenue of $2.8 billion, a 6.4 percent year-over-year decrease ◦ Revenue ex-billables of $1.9 billion, a 6.8 percent decrease • Net Income of $205 million, a 6.2 percent increase • Adjusted Net Income1 of $215 million, a 5.9 percent increase • Adjusted EBITDA1 of $309 million, a 2.2 percent decrease • Adjusted EBITDA Margin on Revenue1 increased by 50 basis points to 11.1% • Adjusted Diluted EPS1 of $1.78, a 10.6 percent increase • Free cash flow1 of $212 million, compared to $194 million in the prior year • 0.9x quarterly book-to-bill ratio • Total backlog of $38 billion, a 3.1 percent increase FY26 Summary • Revenue of $11.2 billion, a 6.4 percent year-over-year decrease ◦ Revenue ex-billables of $7.8 billion, a 5.3 percent decrease • Net Income of $851 million, a 9.0 percent decrease • Adjusted Net Income1 of $797 million, a 2.2 percent decrease • Adjusted EBITDA1 of $1.23 billion, a 6.5 percent decrease • Adjusted EBITDA Margin on Revenue1 remained flat at 11.0% • Adjusted Diluted EPS1 of $6.51, a 2.5 percent increase • Free cash flow1 of $951 million, compared to $911 million in the prior year • 1.1x trailing twelve month book-to-bill ratio • $1.1 billion in total capital deployment A regular quarterly dividend of $0.59 per share will be payable on June 26, 2026, to stockholders of record on June 10, 2026. Booz Allen Hamilton Announces Fourth Quarter and Full Year Fiscal 2026 Results 1 Due to the fiscal 2025 change in rounding presentation to millions, individual quarters may not sum due to rounding. 1 Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue, and Free Cash Flow are non- GAAP financial measures. See "Non-GAAP Financial Information" below for additional details.

FINANCIAL SUMMARY

	Three Months Ended March 31,			Fiscal Year Ended March 31,		
	2026	2025	% Change	2026	2025	% Change
	(unaudited)			(unaudited)		
Revenue	**$2,783**	$2,974	(6.4)%	**$11,217**	$11,980	(6.4)%
Revenue Ex. Billable Expenses	**$1,906**	$2,046	(6.8)%	**$7,767**	$8,200	(5.3)%
Net Income	**$205**	$193	6.2%	**$851**	$935	(9.0)%
Adjusted Net Income	**$215**	$203	5.9%	**$797**	$815	(2.2)%
Diluted EPS	**$1.68**	$1.52	10.5%	**$6.90**	$7.25	(4.8)%
Adjusted Diluted EPS	**$1.78**	$1.61	10.6%	**$6.51**	$6.35	2.5%
EBITDA	**$305**	$316	(3.5)%	**$1,196**	$1,535	(22.1)%
Adjusted EBITDA	**$309**	$316	(2.2)%	**$1,229**	$1,315	(6.5)%
Adjusted EBITDA Margin on Revenue	**11.1%**	10.6%	+50 bps	**11.0%**	11.0%	—
Net Cash Provided by Operating Activities	**$240**	$218	10.1%	**$1,041**	$1,009	3.2%
Free Cash Flow	**$212**	$194	9.3%	**$951**	$911	4.4%

OUTLOOK[2]

For fiscal year 2027, we expect:

OPERATING PERFORMANCE	FISCAL YEAR 2027 GUIDANCE
Revenue	$11.2 - $11.7 billion
Revenue Growth	0 - 4.0%
Adjusted EBITDA	$1,240 - $1,290 million
Adjusted EBITDA Margin on Revenue	~11%
Adjusted Diluted EPS[3]	$6.00 - $6.35
Free Cash Flow[4]	$825 - $925 million

EARNINGS WEBCAST

We will host a live conference call at 8 a.m. EDT on Friday, May 22, 2026, to discuss the financial results for our fourth quarter and full fiscal year 2026. Analysts and institutional investors may participate on the call by registering online at investors.boozallen.com.

The conference call will be webcast simultaneously to the public through a link at investors.boozallen.com. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at investors.boozallen.com. A replay of the conference call will also be available on the site beginning at 11 a.m. EDT on Friday, May 22, 2026, and continuing for 12 months.

[2] Reconciliations omitted in reliance on Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Information."
[3] Fiscal 2027 Guidance assumes an effective tax rate of 20–23% and average diluted shares outstanding of 118–120 million.
[4] Fiscal 2027 Guidance assumes capital expenditures of approximately $220 million, $105 million of which is related to our new headquarters.

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3 ABOUT BOOZ ALLEN HAMILTON Booz Allen is an advanced technology company delivering outcomes with speed for America’s most critical defense, civil, and national security priorities. We build technology solutions using AI, cyber, and other cutting-edge technologies to advance and protect the nation and its citizens. By focusing on outcomes, we enable our people, clients, and their missions to succeed—accelerating the nation to realize our purpose: Empower People to Change the World®. With global headquarters in McLean, Virginia, our company employs approximately 31,500 people globally as of March 31, 2026, and had revenue of $11.2 billion for the 12 months ended March 31, 2026. To learn more, visit www.boozallen.com. (NYSE: BAH) CONTACT INFORMATION Investor Relations Dustin Darensbourg Investor_Relations@bah.com Media Relations Jessica Klenk Klenk_Jessica@bah.com

NON-GAAP FINANCIAL INFORMATION Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Reconciliations, definitions, and how we believe these measures are useful to management and investors are provided below. Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These non-GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs such as subcontractor expenses, travel expenses, and other non-labor expenses incurred to perform on contracts. Billable expenses generally have lower margin and thus are less indicative of our profit generation capacity. "EBITDA” represents net income before income tax expense, interest expense, net and other income (expense), and depreciation and amortization. “Adjusted EBITDA” represents net income before income tax expense, interest expense, net and other income (expense), and depreciation and amortization and before certain other items, including the change in provision for claimed costs for historical rate years, certain other corporate expenses, and certain insurance recoveries. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Booz Allen prepares Adjusted EBITDA and Adjusted EBITDA Margin on Revenue to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non- recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income before: (i) the change in provision for claimed costs for historical rate years (ii) certain other corporate expenses, (iii) acquisition amortization, (iv) certain insurance recoveries, (v) gain associated with divestitures, and (vi) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two- class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2025. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long-term earnings potential, or liquidity, as applicable.These non-GAAP measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. "Adjusted Effective Tax Rate" represents income tax expense (benefit) excluding the income tax effects of adjustments to net income, divided by adjusted earnings before income tax expense. "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months. Revenue, Excluding Billable Expenses, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Net Leverage Ratio are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted Earnings Per Share, net cash provided by operating activities to Free Cash Flow, and net debt to Net Leverage Ratio, (ii) use Revenue, Excluding Billable Expenses, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, net income or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow and Net Leverage Ratio, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP, and (iv) use Net Leverage Ratio in addition to, and not as an alternative to, net debt as a measure of Booz Allen's debt leverage. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Net Leverage Ratio to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward- looking basis due to our inability to predict our stock price, equity grants, and dividend declarations during the course of fiscal 2026. Projecting future stock price, equity grants, and the dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. In addition, our expectations for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2026 are presented under "Outlook" above and management may discuss its expectation for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2026 from time to time. A reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantification of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. 4

FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including the risks and factors described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on May 22, 2026 and in our other filings with the SEC. In light of these risks, uncertainties, and other factors, the forward-looking statements might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. 5

EXHIBIT 1 Booz Allen Hamilton Holding Corporation Consolidated Statements of Operations 6 Three Months Ended March 31, Fiscal Year Ended March 31, (unaudited) (Amounts in millions, except per share data) 2026 2025 2026 2025 Revenue $ 2,783 $ 2,974 $ 11,217 $ 11,980 Operating costs and expenses: Cost of revenue 1,283 1,378 5,305 5,419 Billable expenses 877 928 3,450 3,780 General and administrative expenses 318 352 1,266 1,246 Depreciation and amortization 42 42 163 165 Total operating costs and expenses 2,520 2,700 10,184 10,610 Operating income 263 274 1,033 1,370 Interest expense, net (45) (43) (184) (168) Other income (expense) 8 11 13 17 Income before income taxes 226 242 862 1,219 Income tax expense 21 49 11 284 Net income $ 205 $ 193 $ 851 $ 935 Earnings per common share: Basic $ 1.69 $ 1.53 $ 6.92 $ 7.28 Diluted $ 1.68 $ 1.52 $ 6.90 $ 7.25

EXHIBIT 2 Booz Allen Hamilton Holding Corporation Consolidated Balance Sheets (Amounts in millions, except share and per share data) March 31, 2026 March 31, 2025 Assets Current assets: Cash and cash equivalents $ 728 $ 885 Accounts receivable, net 2,063 2,271 Prepaid expenses and other current assets 170 157 Total current assets 2,961 3,313 Property and equipment, net of accumulated depreciation 171 177 Operating lease right-of-use assets 147 178 Intangible assets, net of accumulated amortization 509 563 Goodwill 2,399 2,405 Deferred tax assets 294 332 Other long-term assets 637 344 Total assets $ 7,118 $ 7,312 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 19 $ 83 Accounts payable and other accrued expenses 909 987 Accrued compensation and benefits 641 702 Operating lease liabilities 43 41 Other current liabilities 51 33 Total current liabilities 1,663 1,846 Long-term debt, net of current portion 3,921 3,915 Operating lease liabilities, net of current portion 139 180 Other long-term liabilities 290 368 Total liabilities 6,013 6,309 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 169,805,201 shares at March 31, 2026 and 168,522,544 shares at March 31, 2025; outstanding, 120,341,320 shares at March 31, 2026 and 124,879,004 shares at March 31, 2025 2 2 Treasury stock, at cost — 49,463,881 shares at March 31, 2026 and 43,643,540 shares at March 31, 2025 (3,673) (3,082) Additional paid-in capital 1,155 1,042 Retained earnings 3,644 3,070 Accumulated other comprehensive loss (23) (29) Total stockholders’ equity 1,105 1,003 Total liabilities and stockholders’ equity $ 7,118 $ 7,312 7

EXHIBIT 3 Booz Allen Hamilton Holding Corporation Consolidated Statements of Cash Flows Fiscal Year Ended March 31, (Amounts in millions) 2026 2025 Cash flows from operating activities Net income $ 851 $ 935 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 163 165 Noncash lease expense 51 50 Stock-based compensation expense 69 94 Deferred income taxes 35 (91) Net gains on investments, dispositions, and other (16) (16) Changes in assets and liabilities: Accounts receivable, net 207 (206) Income taxes receivable / payable (11) (31) Prepaid expenses and other current and long-term assets (43) 1 Accrued compensation and benefits (60) 207 Accounts payable and other accrued expenses (86) (66) Other current and long-term liabilities (119) (33) Net cash provided by operating activities 1,041 1,009 Cash flows from investing activities Purchases of property, equipment, and software (90) (98) Proceeds from (payments for) business dispositions and acquisitions, net of cash acquired 22 (97) Net payments for investments (232) (23) Net cash used in investing activities (300) (218) Cash flows from financing activities Proceeds from issuance of common stock 45 38 Repurchases of common stock (598) (812) Cash dividends paid (276) (268) Proceeds from revolving credit facility — 200 Repayments on revolving credit facility, term loans, and Senior Notes (62) (262) (Payments for)/net proceeds from debt refinancing and issuance (7) 644 Net cash used in financing activities (898) (460) Net (decrease) increase in cash and cash equivalents (157) 331 Cash and cash equivalents––beginning of year 885 554 Cash and cash equivalents––end of year $ 728 $ 885 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 191 $ 186 Supplemental disclosures of non-cash investing and financing activities Share repurchases transacted but not settled and paid $ 16 $ 22 Unpaid property, equipment and software purchases $ 8 $ 9 8

Booz Allen

EXHIBIT 4

Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information
(UNAUDITED)

(In millions, except share and per share data)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	Fiscal Year Ended March 31, 2026	Fiscal Year Ended March 31, 2025
Revenue, Excluding Billable Expenses				
Revenue	$ 2,783	$ 2,974	$ 11,217	$ 11,980
Less: Billable expenses	877	928	3,450	3,780
Revenue, Excluding Billable Expenses*	$ 1,906	$ 2,046	$ 7,767	$ 8,200
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue				
Net income	$ 205	$ 193	$ 851	$ 935
Income tax expense	21	49	11	284
Interest expense, net and other income (expense)	37	32	171	151
Depreciation and amortization	42	42	163	165
EBITDA	$ 305	$ 316	$ 1,196	$ 1,535
Change in provision for claimed costs (a)	—	—	—	(113)
Other corporate expenses (b)	4	—	33	8
Insurance recoveries (c)	—	—	—	(115)
Adjusted EBITDA	$ 309	$ 316	$ 1,229	$ 1,315
Net income margin	7.4 %	6.5 %	7.6 %	7.8 %
Adjusted EBITDA Margin on Revenue	11.1 %	10.6 %	11.0 %	11.0 %
Adjusted Net Income				
Net income	$ 205	$ 193	$ 851	$ 935
Change in provision for claimed costs (a)	—	—	—	(113)
Other corporate expenses (b)	4	—	33	8
Insurance recoveries (c)	—	—	—	(115)
Acquisition amortization (d)	12	13	48	54
Amortization or write-off of debt issuance costs and debt discount	—	1	—	4
Gain associated with divestitures (e)	—	—	(7)	—
Adjustments for tax effect (f)	(6)	(4)	(128)	42
Adjusted Net Income	$ 215	$ 203	$ 797	$ 815
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	120,738,749	126,255,581	122,375,151	128,290,417
Diluted earnings per share	$ 1.68	$ 1.52	$ 6.90	$ 7.25
Adjusted Net Income Per Diluted Share	$ 1.78	$ 1.61	$ 6.51	$ 6.35
Free Cash Flow				
Net cash provided by operating activities	$ 240	$ 218	$ 1,041	$ 1,009
Less: Purchases of property, equipment and software	(28)	(24)	(90)	(98)
Free Cash Flow	$ 212	$ 194	$ 951	$ 911

* Revenue, Excluding Billable Expenses includes $113 million of revenue for the fiscal year ended March 31, 2025 resulting from the reduction to our provision for claimed costs as noted below.

(a) Represents the reduction to our provision for claimed costs for years prior to fiscal 2025 recorded during the second quarter of fiscal 2025, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audits of our claimed costs for multiple fiscal years. See Note 19, "Commitments and Contingencies," to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information.

(b) In fiscal 2026, other corporate expenses consist primarily of nonrecoverable costs associated with employee severance from cost management and restructuring initiatives, transaction costs associated with a divestiture, and acquisition related costs associated with the acquisition of Defy Security, which closed in the first quarter of fiscal 2027. See Note 20, "Supplemental Consolidated Financial Information," and Note 21, "Subsequent Events," to the consolidated financial statements for further information. In fiscal 2025, other corporate expenses consist primarily of acquisition related costs from the acquisition of PAR Government Systems Corporation ("PGSC").

(c) Reflects insurance recoveries from claims related to the Company's fiscal 2024 settlement as described in Note 20, "Commitments and Contingencies," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

(d) Amortization expense associated with acquired intangibles from acquisitions.

(e) Represents the gain recognized on the divestiture of a group of contracts in the third quarter of fiscal 2026.

(f) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of certain discrete items is calculated specifically and may vary from the general 26% rate. The year to date tax effect also includes the one-time benefit stemming from the favorable agreement reached with the IRS, resulting in $86 million in release of tax reserves and $24 million (net of tax effect) for the accrual of interest income on the income tax receivable. See Note 13, "Income Taxes," to the consolidated financial statements for further information.

9

EXHIBIT 4 Booz Allen Hamilton Holding Corporation Non-GAAP Financial Information (Continued) (UNAUDITED) Fiscal Year Ended March 31, 2026 Fiscal Year Ended March 31, 2025 (In millions, except share and per share data) Net income $ 851 $ 935 Income tax expense 11 284 Interest expense, net and other income (expense) 171 151 Depreciation and amortization 163 165 EBITDA $ 1,196 $ 1,535 Change in provision for claimed costs (a) — (113) Other corporate expenses (b) 33 8 Insurance recoveries (c) — (115) Last 12 months Adjusted EBITDA $ 1,229 $ 1,315 Total Debt $ 3,940 $ 3,998 Less: Cash 728 885 Net Debt $ 3,212 $ 3,113 Net Leverage Ratio (d) 2.6 2.4 10 (a) Represents the reduction to our provision for claimed costs for years prior to fiscal 2025 recorded during the second quarter of fiscal 2025, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audits of our claimed costs for multiple fiscal years. See Note 19, “Commitments and Contingencies,” to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information. (b) In fiscal 2026, other corporate expenses consist primarily of nonrecoverable costs associated with employee severance from cost management and restructuring initiatives, transaction costs associated with a divestiture, and acquisition related costs associated with the acquisition of Defy Security, which closed in the first quarter of fiscal 2027. See Note 20, “Supplemental Consolidated Financial Information,” and Note 21, "Subsequent Events," to the consolidated financial statements for further information. In fiscal 2025, other corporate expenses consist primarily of acquisition related costs from the acquisition of PAR Government Systems Corporation (“PGSC”). (c) Reflects insurance recoveries from claims related to the Company’s fiscal 2024 settlement as described in Note 20, “Commitments and Contingencies,” to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024. (d) "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months.

EXHIBIT 5 Booz Allen Hamilton Holding Corporation Operating Data (UNAUDITED)  Backlog:   As of March 31, (Amounts in millions) 2026 2025 Funded $ 4,319 $ 4,421 Unfunded 10,183 8,804 Priced options 23,685 23,802 Total backlog $ 38,187 $ 37,027 Book-to-Bill (1):   Three Months Ended March 31, Trailing Twelve Months Ended December 31,   2026 2025 2026 2025 0.9x 0.7x 1.1x 1.4x (1) Book-to-bill is calculated as net bookings, which represents the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, divided by the relevant fiscal period revenue. Headcount   As of March 31, (Amounts are rounded) 2026 2025 Total Headcount 31,500 35,800 Customer Staff Headcount 28,800 32,700 Revenue by Customer Type Three Months Ended March 31, Fiscal Year Ended March 31, 2026 2025 2026 2025 Defense $ 1,518 $ 1,527 $ 6,069 $ 5,943 Intelligence 499 458 1,900 1,867 Civil 766 989 3,248 4,170 Total Revenue $ 2,783 $ 2,974 $ 11,217 $ 11,980 Percentage of Total Revenue by Contract Type   Three Months Ended March 31, Fiscal Year Ended March 31,   2026 2025 2026 2025 Cost-Reimbursable 58% 59% 59% 57% Time-and-Materials 23% 22% 22% 23% Fixed-Price 19% 19% 19% 20% 11